UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2018

LONE STAR GOLD, INC.

(Exact name of registrant as specified in its charter)

           Nevada

(State or Other Jurisdiction of Incorporation)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification No.)

28325 Utica Road, Roseville, Michigan	48061
(Address of Principal Executive Offices)	(Zip Code)

             (321) 216-7500

(Registrant’s telephone number, including area code)

6565 Americas Parkway NE Suite 200

Albuquerque, New Mexico 87110

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 1.03

Bankruptcy or Receivership.

On or about November 6, 2017, the District Court of Harris County Texas, 334th Judicial District Court, in the matter of William Alessi v. Lone Star Gold, Inc. and Does I-V, inclusive, case number 2017-10526, entered an order pursuant to which the court (i) assumed jurisdiction over the registrant, Lone Star Gold, Inc. (the “Company”), and all its assets; and (ii) appointed Angela Collette the receiver (“Receiver”) over the Company and its property effective November 6, 2017.

The foregoing description of the order and its terms is qualified in its entirety by the full text of the order, which is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01

Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report:

99.1

Order Appointing Receiver dated November 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2018

Lone Star Gold, Inc.

By: /s/ Angela Collette

Angela Collette

Court-Appointed Receiver